EXHIBIT 10.17

Sino-Foreign Joint Venture Operation Agreement

Summary English Translation

Article I. General Provision

This Sino-Foreign Joint Venture Operation Agreement (the “Agreement”) is entered into by Digital Learning Management Corp. and shareholders of Changchun Yongxin Dirui Medical Co., Ltd., namely Yongxin Liu and Yongkui Liu, pursuant to the Sino-Foreign Joint Venture Law of the People’s Republic of China and other relevant laws and regulations.  This agreement supersedes in its entirety, the original agreement signed on May 13, 2007, between the same parties.

Article II. Parties

1. Parties

(1)	Digital Learning Management Corp. (“Party A”) is a company incorporated in Nevada, U.S.A.
Address: 927 Canada Court, City of Industry, CA 91748, U.S.A
Legal Representative: Patel Umeshkumar Indubhai
Title: President       Nationality: U.S.A.

(2)	Yongxin Liu (“Party B”), male, born in Changchun, Jilin Province, PRC, a P.R.C. national.

(3)	Yongkui Liu (“Party C”), male, born in Changchun, Jilin Province, PRC, a P.R.C. national.

Article III. Establishing Joint Venture

2.  The parties agree to establish a joint venture named Changchun Yongxin Dirui Medical Co., Ltd. (the “Joint Venture”) in China.

3.  The name of the Joint Venture shall be Changchun Yongxin Dirui Medical Co., Ltd. The registered address of the Joint Venture is 2152 Nan Huan Rd., Nan Guan District, Changchun, Jilin Province, China.

4.  The operations and activities of the Joint Venture shall be governed by the laws of the People’s Republic of China.

5. The Joint Venture shall be a limited liability company. The parties shall undertake the risks and liabilities of the Joint Venture according to its ratio of ownership.

Article IV. Business Scope

6. The purpose of establishing the Joint Venture is to introduce foreign capital and advanced management methods, expand the company’s business scale, enhance its competiveness, improve the economic efficiency and bring in more economic benefits.

7. The business scope of the Joint Venture includes sale of drugs, health products, medical facilities, sanitary materials, food, construction materials, textiles and household electronic appliances.

Article V. Capital and Investment

8. The total investment of the Joint Venture is RMB 15,000,000.

9. The RMB 15,000,000 total investment of the Joint Venture contributed by the parties shall be the registered capital of the Joint Venture.

Among which:
•	Party A contributes RMB 12,000,000, accounting for 80% of the total investment.
•	Party B contributes RMB 1,650,000, accounting for 11% of the total investment.
•	Party C contributes RMB 1,350,000, accounting for 9% of the total investment.

10. The parties shall pay the capital contribution in cash.

11. The parties shall pay the capital contribution in one payment within three months after the issuance of the Joint Venture’s business license.

12. Any party may transfer a part or all of its capital contribution in the Joint Venture to a third party with consent of all parties and the approval of the relevant government authorities. In that case, the non-transferring parties shall have the priority to purchase the capital contribution.

Article VI. Obligations

13. The parties have the following obligations:
(1)	Party A’s obligation:
i.	Pay capital contribution
ii.	Purchase facilities, equipments and materials from overseas
iii.	Train the management staff and sales staff
iv.	Other matters as assigned by the Joint Venture

(2)	Party B’s obligation:
i.	Apply for government approval, registration and business license for the Joint Venture
ii.	Pay capital contribution
iii.	Purchase facilities, equipments and materials in China
iv.	Recruit employees in China
v.	Assist the foreign employees with visa application and traveling documents
vi.	Other matters as assigned by the Joint Venture

(3)	Party C’s obligations:
i.	Pay capital contribution
ii.	Purchase facilities, equipments and materials in China
iii.	Recruit employees in China
iv.	Assist the foreign employees with visa application and traveling documents
v.	Other matters as assigned by the Joint Venture

Article VII. Board of Directors

14. The registration date of the Joint Venture shall be the date of the establishment of the board of directors.

15. The board of directors shall consist of three directors, among which, two directors shall be appointed by Party A and one director shall be appointed by Party B and Party C jointly. The term of director is four years, subject to renewal as agreed by the appointing party.

16. The board of directors is the highest authority of the Joint Venture and shall make decisions in material events, such as amendment of the articles of association, termination or dissolution of the Joint Venture, increase or decrease of the registered capital of the Joint Venture, and the acquisition or division of the Joint Venture.

17. The general manager is the legal representative of the Joint Venture.

18. The board of directors shall hold one board meeting per year. Special board meetings may be held as proposed by more than one third of all directors.

Article VIII. Management

19. The management of the Joint Venture shall consist of one general manager, appointed by Party B, and two deputy general managers, appointed by Party A and Party C. The term of office shall be four years.

20. The general manager shall execute all board resolutions and oversee the daily operations of the Joint Venture; the deputy general manager shall assist the general manager with all responsibilities. The management may establish several divisions with the division director as the head of division.

21. The board of directors may remove the general manager or deputy general manager if any significant negligence or malpractice is conducted.

Article IX. Hiring

22. The board of directors shall make policies on terms of hiring and dismissing employees, salary, labor insurance, welfare and bonus for the employees pursuant to the Regulations on the Sino-Foreign Joint Venture Labor Management. Such policies may be supplemented by the rules of the Joint Venture’s workers’ union or the employment agreement.

23. The compensation, social security, benefit and traveling reimbursement of management members appointed by the parties shall be determined by the board of directors.

Article X. Tax, Finance and Audit

24. The Joint Venture shall pay taxes according to the laws and regulations of China.

25. The Joint Venture shall pay the individual income tax according to the Individual Income Tax Law of the People’s Republic of China.

26. The employees of the Joint Venture shall receive the reserve fund, enterprise development fund and the employee bonus fund pursuant to the Sino-Foreign Joint Venture Law of the People’s Republic of China. The proportion of funds received by employees each year shall be determined by the board of directors based on the performance of the Joint Venture.

27. The fiscal year of the Joint Venture is from January 1 to December 31. All billing, notes, reports, statements shall be made in Chinese.

28. The Joint Venture shall engage registered accountants in China for auditing services. All auditing results and reports shall be submitted to the board of directors and the general manager. Party A may choose to engage auditors from other countries at its own expense.

29. The general manager shall, in the first three months of a fiscal year, draft the balance sheet, the statement of profit and loss and the profit distribution plan for the board’s approval.

Article XI. Term of Operation

30. The term of the Joint Venture shall be 30 years, starting from the issuance date of the business license. The parties may agree to renew the term of operation, as approved by the board of director, and apply with the relevant government authorities for approval of renewal within 6 months before the expiration of the term.

Article XII. Distribution of Assets At End of Operation

31. Upon the expiration or termination of the Joint Venture, the Joint Venture shall conduct liquidation. The liquidated assets of the Joint Venture shall be distributed among the parties according to their ratio of ownership.

Article XIII. Insurance

32. The Joint Venture shall purchase insurance with the China People’s Insurance Company. The board of directors shall determine the type, value and period of the insurance.

Article XIV. Amendment and Termination of the Agreement

33. Any amendment to this Agreement shall not be effective until executed by all parties and approved by the relevant government authorities.

24. In case of a force majeure event, as approved by the proper government authorities and the board of directors, the Agreement may be terminated or prior to the expiration of the term.

25. If any party fails to perform its obligations under the Agreement or the Articles of Association of the Joint Venture, or seriously breach the Agreement or violate the Articles of Association, the other parties have the right to claim for damages and apply with the relevant government authorities for termination of the Agreement.

Article XV. Breach of Agreement

36. If any party fails to pay the capital contribution under this Agreement, the breaching party shall pay a damage of 2% of the party’s capital contribution every month starting from the first of month that the payment is overdue. If the payment is overdue for three months, the non-breach party may terminate the Agreement and is also entitled to the 2% monthly damage.

37. If due to fault of any party that the Agreement is rendered void or partially void, the party at fault shall undertake the liabilities of breach of the Agreement. If due to the fault of a third party that the Agreement is rendered void or partially void, all parties to the Agreement shall share the liabilities of breach of the Agreement.

Article XVI. Force Majeure

38. If any party is incapable to perform its obligations under this Agreement due to the occurrence of an unexpected event, such as earthquake, typhoon, flood, fire or war, the party shall notify the other parties immediately and provide proof of the event and reasons to extend the term of its performance within 15 days. Such proof shall be issued by a public notary at the location of the occurrence of the event. The parties may terminate the Agreement or exempt some obligations, or extend the term of performance through consultation.

Article XVII. Applicable Laws

39. The laws of the People’s Republic of China shall be the applicable laws of the Agreement.

Article XVIII. Dispute Resolution

40. Any dispute arising from this Agreement shall be resolved through consultation among all parties. If no resolution can be reached through consultation, the parties may submit the dispute to a court with proper jurisdiction in China.

Article XIX. Language

41. This Agreement is made in Chinese.

Article XX. Miscellaneous

42. Exhibits to this Agreement, including the Articles of Association of the Joint Venture, are made according to this Agreement.

43. This Agreement, with all its exhibits, shall not be effective until approved by the relevant government authorities.

44. The registered address of the parties shall be used as the mailing address.

45. This Agreement is executed on May 13, 2007 by the authorized signatories of the parties.

Party A: Digital Learning Management Corp.  (Signature)
Party B: Yongxin Liu (Signature)
Party C: Yongkui Liu (Signature)

May 13, 2007

Amendment to the Sino-Foreign Joint Venture Operation Agreement

As resolved by the board meeting held on February 12, 2008, the Sino-Foreign Joint Venture Operation Agreement shall be amended as follows:

Section 11 of Article V of the Agreement shall be amended to “The parties shall pay the capital contribution based on their ratio of ownership within one year after the business license of the Joint Venture is issued.”

Shareholder Signatures:

/s/ Digital Learning Management Corp.

/s/ Yongxin Liu

/s/ Yongkui Liu

February 12, 2008